Tecogen Q1 2026 NYSE American: TGEN May 13, 2026

SAFE HARBOR STATEMENT This presentation and accompanying documents contain “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, Income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth. In addition to GAAP financial measures, this presentation includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. 2

Table of Contents Strategic Updates Q1 Results On-Site CogenerationService Company Financials

Strategic Update 4 Highlights • Financial – Gross profit >40%, cost cuts made and customer deposits expected • New data center use cases • Dynamic load shedding to jump utility interconnection queues • Increasing resiliency by providing uninterruptable cooling in outages Links • Flexible Data Center Report https://zero.lab.princeton.edu/wp-content/uploads/2025/12/Flexible-data-centers- report-dec-2025.pdf • Uninterruptable Cooling Video https://www.linkedin.com/feed/update/urn:li:activity:7449809158264041473/?actorCo mpanyId=403203 Before Chiller Operating on Grid + Engine After Grid Failure Engine Seamlessly Takes the Load

Strategic Update 5 Expecting PO for 1MW of cooling for permanent installation at Vertiv’s facility Customer Demonstrations • Hosting product demonstrations at Tecogen’s factory

Other Segments Opportunity Update 6 Sales Pipeline • >$8m of projects approved by customers • Out of this $8m, $2.3m with PO and deposit, remaining expected in 30 to 45 days Cash • $9.3m at end of Q1 and $8.5m in May • Expecting substantial customer deposits Healthcare Industrial Other Cannabis

1Q 2026 Results

Tecogen, Inc. Consolidated P&L - QTD	QTD 03/31/2026	QTD 03/31/2025	% Change 2026 vs 2025
Revenues			
Product	$ 1,175,300	$ 2,533,809	-53.6%
Services	4,636,394	4,245,021	9.2%
Energy Production	524,075	498,939	5.0%
Total Revenues	**6,335,769**	**7,277,770**	**-12.9%**
Cost of Sales			
Products	647,348	1,487,750	-56.5%
Services	2,700,169	2,258,898	19.5%
Energy Production	398,590	310,082	28.5%
Total Cost of Sales	**3,746,107**	**4,056,730**	**-7.7%**
Gross Profit	**2,589,662**	**3,221,040**	**-19.6%**
Operating Expenses:			
General and Administrative	3,718,472	2,928,135	27.0%
Selling	640,932	594,481	7.8%
Research & Development	363,823	292,668	24.3%
Loss on Disposition of Assets	2,344	-	
Total Operating Expenses	**4,725,571**	**3,815,284**	**23.9%**
Loss from Operations	**(2,135,909)**	**(594,244)**	**-259.4%**
Other Income (Expense)	**28,154**	**(65,320)**	143.1%
Consolidated Net Income (Loss)	**$ (2,120,573)**	**$ (659,922)**	**-221.3%**

Product Margin

- Limited product revenue in Q1 due to delayed projects. Order pipeline is improving.

Service Margin

- NJ and Manhattan continues to be lower performing but both revenue and margin improved from Q4 2025.
- Expect to see increases in margin and lower OPEX as we reduce costs and cash burn should decrease beginning in Q2.

7

1Q 2026 Adjusted EBITDA Reconcilliation 8 Key Points • Adjusted EBITDA decreased due to lower revenue and higher costs *Adjusted EBITDA is defined as net Income (loss) attributable to Tecogen Inc, adjusted for interest, depreciation and amortization, stock-based compensation expense, unrealized loss on investment securities, non-cash abandonment of intangible assets, goodwill impairment and other non-recurring charges or gains including abandonment of certain intangible assets and extinguishment of debt QTD QTD % Change 03/31/2026 03/31/2025 2026 vs 2025 Consolidated Net Income (Loss) (2,120,573)$ (659,922)$ 221.3% Interest Expense, Net 34,244 32,326 5.9% Income Tax Expense 10,900 925 1078.4% Depreciation & Amortization 265,238 185,695 42.8% EBITDA (1,810,191) (440,976) 310.5% Stock Based Compensation 131,666 40,832 222.5% Unrealized Loss on Investment Securities - 18,749 100.0% Adjusted EBITDA (1,678,525)$ (381,395)$ 340.1% Tecogen, Inc. Adjusted EBITDA - QTD

Q1 2026 Performance by Segment 9 Key Points • Product revenue decreased 54% • Service Revenue up 9% • Overall Revenue decreased 13% • Service margin lower QoQ due to increased costs • Expect service margin to improve with recent initiatives. • G&A, Sales and R&D costs higher due to investments as we work to break into data centers. Expenses should decrease in Q2 and beyond. QTD QTD % Change 03/31/2026 03/31/2025 2026 vs 2025 Products Segment Revenue 1,175,300$ 2,533,809$ -53.6% Cost of Sales 647,348 1,487,750 -56.5% Gross Profit 527,952 1,046,059 -49.5% Gross Profit Margin 44.9% 41.3% 3.6% Services Segment Revenue 4,636,394$ 4,245,021$ 9.2% Cost of Sales 2,700,169 2,258,898 19.5% Gross Profit 1,936,224 1,986,123 -2.5% Gross Profit Margin 41.8% 46.8% -5.0% Energy Production Segment Revenue 524,075$ 498,939$ 5.0% Cost of Sales 398,590 310,082 28.5% Gross Profit 125,485 188,857 -33.6% Gross Profit Margin 23.9% 37.9% -13.9% Total Revenue 6,335,769$ 7,277,770$ -12.9% Cost of Sales 3,746,107 4,056,730 -7.7% Gross Profit 2,589,662 3,221,040 -19.6% Gross Profit Margin 40.9% 44.3% -3.4% Tecogen, Inc.

Summary Non-data center pipeline strong Multiple positive developments including expected first PO with Vertiv Strong insider confidence shown by share purchases by management and board in March